UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the

Securities Exchange Act of 1934

October 7, 2026

Date of Report (Date of earliest event reported)

NEW ERA ENERGY & DIGITAL, INC.

(Exact Name of Registrant as Specified in Charter)

Nevada	001-42433	99-3749880
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

200 N. Loraine Street, Suite 1324 Midland, TX	79701
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (432) 695-6997

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	NUAI	The Nasdaq Stock Market LLC
Warrants	NUAIW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Letter of Credit Reimbursement Agreement

On October 7, 2026, TCDC PowerCo LLC (“PowerCo”) and Texas Critical Data Centers LLC (“TCDC”), each a subsidiary of New Era Energy & Digital, Inc. (the “Company”), entered into a Letter of Credit Reimbursement Agreement (the “Reimbursement Agreement”) with Macquarie Bank Limited (the “Bank”).

As previously disclosed, PowerCo is party to a Power Purchase Agreement (the “PPA”) with Luminant ET Services Company LLC (“Luminant”), which requires PowerCo to provide credit support in the form of a letter of credit. Pursuant to the Reimbursement Agreement, the Bank caused the issuance of a $116.0 million standby letter of credit (the “Letter of Credit”) in favor of Luminant, for the account of PowerCo, to secure PowerCo’s obligations under the PPA.

PowerCo is obligated to reimburse the Bank for any drawing under the Letter of Credit, together with interest at 12% per annum. TCDC has unconditionally guaranteed PowerCo’s obligations under the Reimbursement Agreement, and TCDC and PowerCo are jointly and severally liable for any reimbursement amount not satisfied from the cash collateral described below.

The obligations under the Reimbursement Agreement are secured by a first-priority security interest in cash collateral, which must be maintained at not less than 102% of the undrawn face amount of the Letter of Credit (approximately $118.3 million at issuance). Of the initial cash collateral, $60.0 million was funded with proceeds of the Term Loan A-2 and Term Loan A-3 under TCDC’s existing Term Loan Agreement, dated as of April 8, 2026 (as amended, the “Term Loan Agreement”), with Macquarie Equipment Capital Inc., an affiliate of the Bank, as administrative agent and lender (the “Lender”), and the balance of approximately $58.3 million was funded with cash on hand by PowerCo and TCDC. The Company expects to refinance the outstanding borrowings under the Term Loan Agreement in the near future.

In connection with the $60.0 million draw down under the Term Loan Agreement, the Company issued to the Lender warrants to purchase 413,055 shares of the Company’s common stock, par value $0.0001 per share, with an exercise price of approximately $7.26 (the “Warrants”).

PowerCo will pay the Bank a fronting fee of 1.00% of the face amount of the Letter of Credit at issuance and a letter of credit fee of 2.00% per annum, payable quarterly in arrears. The Reimbursement Agreement will terminate on the date upon which all obligations under the Reimbursement Agreement and the related security agreement have been paid in full in cash and the Letter of Credit has been returned to the Bank for cancellation or otherwise terminated in accordance with its terms.

The Reimbursement Agreement contains representations, warranties, covenants and events of default customary for agreements of this type.

The foregoing description of the Reimbursement Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Reimbursement Agreement, a copy of which will be filed with the Company’s Quarterly Report on Form 10-Q for the quarterly period ending September 30, 2026 and is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02. The Warrants were issued to the Lender upon an exemption from registration pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended.

Item 8.01 Other Events.

The Company has begun pursuing leases with hyperscale tenants for its Texas Critical Data Center project (the “TCDC Project”), rather than seeking to develop the TCDC Project through a joint venture with a data center developer. The Company believes that its ownership of the TCDC Project site and the contracted power for Phase 1 under the PPA position it to negotiate leases directly with such prospective hyperscale tenants.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding the Company’s strategy for the development and leasing of the TCDC Project and its ability to enter into leases with hyperscale tenants. These statements are based on the Company’s current expectations and are subject to risks and uncertainties that could cause actual results to differ materially, including the Company’s ability to attract tenants and negotiate leases on acceptable terms, its ability to obtain financing for the TCDC Project, and the other risks described in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025 and its subsequent filings with the Securities and Exchange Commission. The Company undertakes no obligation to update any forward-looking statement, except as required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEW ERA ENERGY & DIGITAL, INC.

Date: October 8, 2026	By:	/s/ Charles Nelson
	Name:	Charles Nelson
	Title:	Chief Executive Officer

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